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                                                                    EXIBIT 10.31

                      Lease and Support Services Agreement

     THIS AGREEMENT is made as of April 18, 2002 ("Effective Date"), by and between Micro Therapeutics, Incorporated, a Delaware corporation with its principal place of business at 2 Goodyear, Irvine California ("MTI") and ev3 International, Inc., a Delaware corporation with its principal place of business at 1861 Buerkle Road, White Bear Lake, Minnesota ("ev3").

     WHEREAS, MTI develops, manufactures and markets minimally invasive devices for the treatment of neurovascular and peripheral vascular diseases;

     WHEREAS, MTI has space in its Irvine California headquarters which it is willing to make available to ev3 in exchange for reasonable rent;

     WHEREAS, MTI is also willing to make available to ev3 certain support services in order to minimize the number of employees ev3 would need to hire at the Irvine location;

     WHEREAS, ev3 is interested in leasing space from MTI and in paying MTI for support services in order to enhance the efficiencies in its business relationship with MTI, and to have a California base of operations.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Term. The term of this lease shall be for 3 (three) years, beginning
          ----
          April 1, 2002, and renewable by ev3 for another 2 (two) year term upon written notice to MTI at least 6 months prior to the end of the initial term.

     2.   Premises. MTI shall lease the office space to ev3 as described and
          --------
          diagramed on Exhibit A (the "Premises"). The Premises shall include two enclosed offices, and a reception area large enough for a secretary's desk, as well as a private entrance with exterior space for appropriate signage identifying ev3. The rent for the Premises shall include heat, air conditioning, water and sewer, electricity , insurance (solely as it relates to the Premises), and adequate parking spaces.

     3.   Support Services. During the term of this lease, MTI shall provide
          ----------------
          reasonable support for the usage of the Premises, including janitorial service, maintenance and repair, security, Information Technologies support, phone system support, mailroom support, and other typical office support services incurred in the day-to-day operation of a medical device

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          business as the parties may agree upon from time to time ("Services").
          Such support does not include access by ev3 to any of MTI's confidential or proprietary information.

     4.   Payment for Rent and Services. ev3 shall pay to MTI an aggregate
          -----------------------------
          monthly amount in consideration of the use of the Premises and the provision of the Services, as set out on Exhibit B (the "Fees"). The Fees cover all the items listed in Sections 2 and 3 above, and shall be payable monthly on the 10th day of each month. Those services provided by MTI which fall outside the agreed upon scope of Services under this Agreement, if any, shall carry additional charges to ev3, which charges shall be payable within 30 days of receipt of the invoice from MTI for such additional services. Any additional services shall be provided by MTI on a cost plus 5% basis.

     5.   Expenses. In the event that ev3 employees travel to MTI's facility
          --------
          primarily on MTI business, rather than primarily on ev3 business, those travel expenses shall be submitted by such employee(s) to MTI for reimbursement, and MTI agrees to reimburse such employee(s) as promptly as it reimburses its own employees.

     6.   Use. ev3 agrees to use the Premises in accordance with the provisions
          ---
          of that certain Industrial Real Estate Lease (the "Master Lease"), by and between MTI and New Goodyear, LTD., a California Limited Partnership ("Landlord"), dated as of June 10, 1998, and for no other use or purpose.

     7.   Insurance and Indemnification. MTI shall carry sufficient liability,
          -----------------------------
          fire and disaster insurance to cover the building (both interior and exterior) and to cover any claims which may be brought against ev3 or MTI for damages incurred related to the building or the activities and business conducted in the building. MTI shall name ev3 as an additional insured on it policies. ev3 hereby agrees to protect, defend, indemnify and hold MTI harmless from and against any and all liabilities, claims, expenses, losses and damages, including, without limitation, reasonable attorneys' fees, costs and disbursements, that may at any time be asserted against MTI by any person as a result of ev3's use and/or occupancy of the Premises. MTI hereby agrees to protect, defend, indemnify and hold ev3 harmless from and against any and all liabilities, claims, expenses, losses and damages, including, without limitation, reasonable attorneys' fees, costs and disbursements, that may at any time be asserted against ev3 by any person as a result of MTI's use and/or occupancy of

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          its premises covered under the Master Lease. The provisions of this
          Section 7 shall survive the expiration or earlier termination of the Master Lease and/or this Agreement.

     8.   Termination. This Agreement may be terminated by either party upon 60
          -----------
          days notice for the material breach of the terms of this Agreement by the other, provided, however, that the party electing to terminate has provided written notice of such material breach to the other party and has given the other party 30 days to cure such breach. Additionally, this Agreement shall automatically terminate upon termination of that certain Sales Representative Agreement between the parties, dated as of November 16, 2001.

     9.   Damage to the Premises. In the event the Premises becomes unusable due
          ----------------------
          to fire, contamination, governmental taking, or for any other reason, ev3 shall be relieved from the obligation to make payment of the Fees due hereunder for the duration that the Premises is unusable for ev3 business. If the Premises remains unusable for a period greater than 60 days, ev3 at its option may elect to terminate this Agreement with no further obligation. If the Premises remains unusable for a period greater than 120 days, MTI shall also have the right to terminate this Agreement with no further obligation.

     10.  Notices. Any notice required or permitted under this Agreement shall
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          be in writing and either mailed by nationally recognized overnight courier, registered or certified mail, return receipt requested, or by express delivery service to the other party. All notices shall be sent to the address set forth in the first paragraph of this Agreement or at such other addresses or to such other persons as such party may previously have designated by written notice. Notice will be deemed to have been given upon receipt.

     11.  Severability. If any provision of this Agreement is held to be
          ------------
          unenforceable, in whole or in part, such holding will not affect the validity of the other provisions.

     12.  Governing Law. This Agreement will be governed by and interpreted in
          -------------
          accordance with the laws of the State of California.

     13.  Entire Agreement. This Agreement and its Exhibits constitute the
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          complete and entire statement of all terms, conditions and representations of the agreement between MTI and ev3 with

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          respect to its subject matter and supersedes all prior writings or understandings regarding this subject matter. This Agreement does not affect or alter the terms of the Sales Representative Agreement between the parties dated November 16, 2001.

     IN WITNESS WHEREOF, MTI and ev3 cause this Agreement to be executed by their duly authorized representatives identified below.

Micro Therapeutics, Inc.                   ev3 International, Inc.
("MTI")                                    ("ev3")

By:    /s/ John B. Rush                    By:    /s/ Jerry Johnson
       --------------------------------           ------------------------------

Name:  John B. Rush                        Name:  Jerry Johnson
       --------------------------------           ------------------------------

Title: President and CEO                   Title: CFO
       --------------------------------           ------------------------------

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                                    Exhibit A

                                    Premises

The area outlined in the lower left-hand corner of the diagram below constitutes the Premises.

                   [Graphic depicting diagram of office space]

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                                    Exhibit B

                                      Fees

Annually, the monthly Fee shall be calculated and agreed upon by the parties to this Agreement, and shall be the result of (a) the sum of annual costs related to items appearing in MTI's Annual Operating Plan from Departments 096 and 097 that comprise the Rent and Services as described in paragraphs 2 and 3 of this Agreement, divided by (b) the square footage of the entire building space occupied by MTI, multiplied by (c) the square footage of the Premises, divided by (d) 12, which is expressed mathematically as: (((a) / (b)) x (c)) / (d).